                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Temple-Inland Inc. of our report dated January 29, 1999, included in the 1998 Annual Report to Shareholders of Temple-Inland Inc.

     We consent to the incorporation by reference in each of the following Registration Statements filed by Temple-Inland Inc. and in each related Prospectus of our report dated January 29, 1999, with respect to the consolidated financial statements of Temple-Inland Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended January 2, 1999, and our report dated January 29, 1999, with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended January 2, 1999.

REGISTRATION
STATEMENT NO.                           PURPOSE
-------------                           -------
No. 33-23132               Registration Statement on Form S-8
No. 33-25650               Post-Effective Amendment Number 1 on Form S-8
No. 33-27286               Post-Effective Amendment Number 1 on Form S-8
No. 33-32124               Post-Effective Amendment Number 2 on Form S-8
No. 33-43802               Registration Statement on Form S-8
No. 33-48034               Registration Statement on Form S-8
No. 33-54388               Registration Statement on Form S-8
No. 33-63104               Registration Statement on Form S-8
No. 333-27469              Registration Statement on Form S-8
No. 333-52189              Registration Statement on Form S-3
No. 333-71699              Registration Statement on Form S-4

                            /s/ ERNST & YOUNG LLP

Houston, Texas
March 25, 1999